Exhibit 10.17

Execution Version

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (“Agreement”) is made as of June 18, 2021 (the “Effective Date”), by and among LegalZoom.com, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS

A. The Investors desire to purchase from the Company, and the Company desires to sell and issue to the Investors, in the aggregate, $90.0 million of the common stock, par value $0.001 per share, of the Company (the “Common Stock”), in a private placement that shall take place concurrently with the Company’s initial public offering of Common Stock (the “IPO”) on the terms and subject to the conditions set forth in this Agreement (the “Financing”).

B. The parties hereto have executed this Agreement on the Effective Date, which is prior to the effectiveness of the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “SEC”) for the IPO.

C. The closing of the Financing shall take place concurrently with the closing of the IPO (such time, the “IPO Closing Time”) and at the price per share equal to the initial public offering price per share that the Common Stock is sold to the public in the IPO (before any underwriting discounts or commissions) (the “IPO Price”), as set forth on the cover of the final prospectus filed with the SEC.

D. In order to effect the IPO, the Company shall enter into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Barclays Capital Inc., as representatives of the several underwriters named therein (the “Underwriters”).

AGREEMENT

The parties agree as follows:

1.	Purchase and Sale of Stock.

1.1 Sale and Issuance of Stock. The Company agrees to issue and sell to the Investors, and the Investors agree to purchase from the Company, in the aggregate, $90.0 million of Common Stock (the “Investment Amount”) at the IPO Price pursuant to a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in accordance with Rule 506 of Regulation D promulgated under the Securities Act. The number of shares of Common Stock to be sold by the Company and purchased by the Investors hereunder (the “Shares”) shall equal the number of shares determined by dividing the Investment Amount by the IPO Price (rounded down to the nearest whole share). Payment of the purchase price (which shall be equal to the total number of Shares to be purchased by the Investors, as calculated pursuant to the immediately preceding sentence, multiplied by the IPO Price) for the Shares (the “Purchase Price”) shall be made at the Closing (as defined below) by wire transfer of immediately available funds to the account specified in writing by the Company to the Investors, subject to the satisfaction of the conditions set forth in this Agreement. Payment of the Purchase Price for the Shares shall be made against delivery to the Investors of the Shares, which Shares shall be uncertificated and shall be registered in the name of the applicable Investor on the books of the Company by the Company’s transfer agent. No later than two days prior to the Closing, the Investors shall deliver to the Company an updated Schedule A, setting forth the number of Shares to be purchased by each Investor and the corresponding portion of the Purchase Price to be paid by each such Investor in accordance with the terms of this Agreement.

1.2 Closing. The closing of the sale and purchase of the Shares (the “Closing”) will take place remotely via the exchange of documents and signatures after the satisfaction or waiver of each of the conditions set forth in Section 4 and Section 5 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions).

2.	Representations and Warranties of the Company.

The Company hereby represents and warrants to the Investors that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date).

2.1 Organization, Valid Existence and Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business as a foreign corporation in each jurisdiction in which it conducts its business, except where failure to be so qualified could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.

2.2 Registration Statement. The Registration Statement and any prospectus contained therein will not, as of the filing date of such Registration Statement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. “Registration Statement” means the registration statement on Form S-1, including any prospectus filed pursuant to Rule 424 under the Securities Act, and any free writing prospectuses, relating to the IPO.

2.3 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Shares, has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.4 Valid Issuance of Shares. The Shares that are being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be transferred to the Investors free of liens, encumbrances and restrictions on transfer other than (a) restrictions on transfer under this Agreement and under applicable state and federal securities laws, (b) restrictions on transfer under the lock-up agreement entered into by the Investors for the benefit of the Underwriters in the IPO and (c) any liens, encumbrances or restrictions on transfer that are created or imposed by the Investors. Subject in part to the truth and accuracy of the Investors’ representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of applicable state and federal securities laws.

2.5 Non-Contravention. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the sale and issuance of Shares contemplated by this Agreement, except for the filing of notices of the sale of Shares pursuant to Regulation D promulgated under the Securities Act and applicable state securities laws. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or constitute, with or without the passage of time and giving of notice, either (a) a default in any material respect of any such instrument, judgment, order, writ or decree, or (b) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, in each case, which could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.

3.	Representations and Warranties of the Investors.

Each Investor hereby represents and warrants to the Company that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date).

3.1 Authorization. The Investor has all requisite power and authority to enter into this Agreement and this Agreement constitutes its valid and legally binding obligations, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representations to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that the Shares acquired by the Investor hereunder will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation rights to such person or to any third person, with respect to any of the Shares.

3.3 No Solicitation. At no time was the Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

3.4 Access to Information. The Investor has received or has had access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by the Investor under this Agreement. The Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 2.

3.5 Investment Experience. The Investor understands that the purchase of the Shares involves substantial risk. The Investor has experience as an investor in securities of companies in the development stage and acknowledges that the Investor is able to fend for itself, can bear the economic risk of the Investor’s investment in the Shares, including a complete loss of the investment, and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment. The Investor represents that the office in which its investment decision was made is located at the address set forth in Section 6.7.

3.6 Accredited Investor. The Investor understands the term “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and is an “accredited investor” for the purposes of acquiring the Shares to be purchased by the Investor under this Agreement.

3.7 Restricted Securities. The Investor understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor represents that the Investor is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Investor understands that the Company is under no obligation to register any of the securities sold hereunder.

3.8 Legends. The Investor understands that the book-entry account evidencing the Shares may bear one or all of the following legends (or substantially similar legends):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP AGREEMENT EXECUTED BY THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED FOR A PERIOD OF TIME AFTER THE DATE OF THE UNDERWRITING AGREEMENT EXECUTED IN CONNECTION WITH THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

3.9 No Brokers. The Investor has not incurred, and will not incur in connection with the purchase of the Shares, any brokerage or finders’ fees, or agents’ commissions or similar liabilities.

4.	Conditions to the Investors’ Obligations at Closing.

The obligations of the Investors to consummate the Closing are subject to the fulfillment or waiver, on or by the Closing, of each of the following conditions, which waiver may be given by written communication to the Company:

4.1 Representations and Warranties. Each of the representations and warranties of the Company contained in Section 2 (a) that are not qualified as to materiality or material adverse effect shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), and (b) that are qualified as to materiality or material adverse effect shall be true and accurate in all respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date).

4.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

4.3 IPO. The Registration Statement shall have been declared effective by the SEC. The Underwriters shall have purchased, concurrently with the purchase of the Shares by the Investors hereunder, the Firm Shares (as defined in the Underwriting Agreement) at the IPO Price (less any underwriting discounts or commissions).

4.4 Qualifications. All authorizations, approvals, waiting period expirations or terminations, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than (a) the filing pursuant to Regulation D, promulgated under the Securities Act, and (b) the filings required by applicable state “blue sky” securities laws, rules and regulations.

4.5 Absence of Injunctions and Decrees. During the period from the Effective Date to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

5.	Conditions to the Company’s Obligations at Closing.

The obligations of the Company to the Investors to consummate the Closing are subject to the fulfillment, on or by the Closing, of each of the following conditions, which waiver may be given by written communication to the Investors:

5.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

5.2 Performance. The Investors shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Investors on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

5.3 IPO. The Registration Statement shall have been declared effective by the SEC. The Underwriters shall have purchased the Firm Shares at the IPO Price (less any underwriting discounts or commissions).

5.4 IPO Lockup. The Investors shall have signed a lockup agreement in the form previously agreed upon by the Investors and the Underwriters. The Shares shall be subject to the terms of the lockup agreement.

5.5 Absence of Injunctions and Decrees. During the period from the Effective Date to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

6.	MISCELLANEOUS.

6.1 Publicity. No party shall issue any press release or make any other public announcement, including any website posting or social media post, that includes the name or any logo or brand name of any party, or discloses the terms of this Agreement or the fact that the Investors have made or propose to make an investment in the Company, except for the Company’s disclosure in the Registration Statement, as may be required by law, or with the prior written consent of the other parties. Each party will provide reasonable advance notice to the other parties prior to making any disclosure of this Agreement or the terms hereof in any filings made with the SEC, and will provide the other parties with reasonable opportunity to review and comment on such proposed disclosures. Notwithstanding the foregoing, the parties may use the other parties’ current logo or logos in connection with describing their portfolio or this investment on their webpages and in their promotional materials.

6.2 Survival of Representations and Warranties. The representations and warranties of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

6.4 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf) and upon such delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

6.5 Headings; Interpretation. In this Agreement, (a) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined, (b) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement and (c) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.” All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

6.6 Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile or email (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Company, to:

LegalZoom.com, Inc.

101 North Brand Boulevard, 11th Floor

Glendale, California 91203

Attention: Nicole Miller, General Counsel

Email: nmiller@legalzoom.com

With a copy to (which shall not constitute notice):

Cooley LLP

1333 2nd Street

Santa Monica, CA 90401

Attention: C. Thomas Hopkins

Email: thopkins@cooley.com

If to any Investor, to:

Technology Crossover Ventures

250 Middlefield Road

Menlo Park, CA 94025

Attention: General Counsel

Email: legal@tcv.com

With a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, CA 94065

Attention: Kyle C. Krpata

Email: kyle.krpata@weil.com

6.7 No Finder’s Fees. The Investors agree to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability as a result of the performance of services of any such finder or broker) for which the Investors or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investors from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability as a result of the performance of services by any such finder or broker) for which the Company or any of its officers, employees or representatives is responsible.

6.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this Section 6.8 shall be binding upon each holder of any Shares at the time outstanding, each future holder of such securities and the Company. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

6.9 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

6.10 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties, or obligations, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

6.11 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

6.12 Assignment. Until the date that is two days prior to the Closing, each Investor may assign, in its sole discretion, any or all of its rights and interests under this Agreement to one or more of its affiliates. Any assignment or reallocation of Shares shall be set forth on the updated Schedule A delivered to the Company pursuant to Section 1.1.

6.13 Expenses. The Company and each Investor will each bear its own expenses in connection with the preparation, execution and delivery of this Agreement and the consummation of the Financing.

6.14 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

6.15 Termination. This Agreement shall automatically terminate upon the earliest to occur, if any, of: (a) either the Company, on the one hand, or the Underwriters, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the IPO, (b) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Common Stock to the Underwriters in the IPO, (c) the Registration Statement is withdrawn, (d) the written consent of each of the Company and the Investors or (e) September 30, 2021, in the event that the Underwriting Agreement has not been executed by such date; provided, that the Company may, in its sole discretion, by written notice to the Investors prior to September 30, 2021, extend such date for a period of up to three additional months.

6.16 Waiver of Conflicts. The Investors acknowledge that Cooley LLP (“Cooley”), counsel to the Company, may have performed and may now or in the future perform legal services for the Investors or their affiliates in matters unrelated to the transactions described in this Agreement. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to this disclosure, (b) acknowledges that Cooley represents only the Company in connection with this Agreement and the transactions contemplated hereby, and not the Investors or any stockholder, director or employee of the Investors and (c) gives its informed consent to Cooley’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

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The parties hereto have executed this Agreement of the date first written above.

COMPANY:

LegalZoom.com, Inc.

By:	/s/ Dan Wernikoff
Dan Wernikoff
Chief Executive Officer

COMMON STOCK PURCHASE AGREEMENT

The parties hereto have executed this Agreement of the date first written above.

INVESTORS:

	TCV IX, L.P.	TCV IX (A), OPPORTUNITIES L.P.
	a Cayman Islands exempted limited partnership, acting by its general partner	a Cayman Islands exempted limited partnership, acting by its general partner

	Technology Crossover Management IX, L.P.	Technology Crossover Management IX, L.P.
	a Cayman Islands exempted limited partnership, acting by its general partner	a Cayman Islands exempted limited partnership, acting by its general partner

	Technology Crossover Management IX, Ltd.	Technology Crossover Management IX, Ltd.
	a Cayman Islands exempted company	a Cayman Islands exempted company

By:	/s/ Frederic D. Fenton	By:	/s/ Frederic D. Fenton
	Name: Frederic D. Fenton	Name: Frederic D. Fenton
	Title: Authorized Signatory	Title: Authorized Signatory

	TCV IX (B), L.P.	TCV MEMBER FUND, L.P.
	a Cayman Islands exempted limited partnership, acting by its general partner	a Cayman Islands exempted limited partnership, acting by its general partner

	Technology Crossover Management IX, L.P.	Technology Crossover Management IX, Ltd.
	a Cayman Islands exempted limited partnership, acting by its general partner	a Cayman Islands exempted company,

	Technology Crossover Management IX, Ltd.	By:	/s/ Frederic D. Fenton
	a Cayman Islands exempted company	Name: Frederic D. Fenton
Title: Authorized Signatory
By:	/s/ Frederic D. Fenton
Name: Frederic D. Fenton
Title: Authorized Signatory

COMMON STOCK PURCHASE AGREEMENT

SCHEDULE A

Schedule of Investors

Name of Investor	Purchase Price Paid by Investor
TCV IX, L.P.	$63,709,092.00
TCV IX (A) Opportunities, L.P.	$17,976,363.00
TCV IX (B), L.P.	$3,402,545.00
TCV Member Fund, L.P.	$4,912,000.00

Total:	$90,000,000